EXHIBIT 3.1

                           AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION
                        R&G FINANCIAL CORPORATION


     R&G Financial Corporation (the "Corporation") hereby certifies that it filed its original Certificate of Incorporation with the Commonwealth of Puerto Rico Department of State on March 29, 1996.

     It also certifies that on August 17th, 1999, the Board of Directors of the Corporation duly adopted the Amended and Restated Certificate of Incorporation of the Corporation in accordance with Article 8.05 of the General Corporation Law of 1995, with the purpose of consolidating the amendments already filed in the Department of State.


                                  ARTICLE I
                                     NAME

     The name of the corporation is R&G Financial Corporation (hereinafter referred to as the "Corporation").


                                  ARTICLE II
                    PRINCIPAL OFFICE AND REGISTERED AGENT

     The address of the principal office of the Corporation in the Commonwealth of Puerto Rico is 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918. The name of the registered agent at such address is Sonia Colon.

                                  ARTICLE III
                              NATURE OF BUSINESS

     The purpose of the Corporation is to engage, for profit, in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the Commonwealth of Puerto Rico, as amended from time to time (hereinafter, as so amended, the "General Corporation Law").



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                                  ARTICLE IV
                                CAPITAL STOCK


     The total number of shares of all classes which the Corporation shall have the authority to issue is EIGHTY MILLION (80,000,000) shares, consisting of FORTY MILLION (40,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter called the "Class A Common Stock"), THIRTY MILLION (30,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter called the "Class B Common Stock") and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter called the "Preferred Stock"). As used herein, the term "Common Stock" shall include Class A Common Stock and Class B Common Stock. The following is a statement of the designations, preferences, limitations and relative rights in respect of each Class of Common Stock an of the Preferred Stock of the Corporation:

     A. Except as herein otherwise expressly provided, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          1. DIVIDENDS. When and as dividends are declared or paid or distributions are made upon Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions, except that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared


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which are payable at the same rate in each such class of stock and the dividends payable in shares of Class A Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to the holders of that class of stock.

          2. CONVERSION. Subject to and upon compliance with the provisions hereof, each record holder of Class A Common Stock shall be entitled at any time and from time to time to convert any or all of its shares of Class A Common Stock held by such holder into shares of Class B Common Stock at the rate of one (1) share of Class B Common Stock for each share of Class A Common Stock so converted. The shares of Class B Common Stock shall not carry any conversion rights nor otherwise be convertible into shares of Class A Common Stock.

          Each conversion of shares of Class A Common Stock into shares of Class B Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of the Class A Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class A Common Stock) at any time during its usual business hours, together with written notice by the holder of the Class A Common Stock stating that such holder desires to convert a stated number of shares of Class A Common Stock represented by such certificates into Class B Common Stock which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class B Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender


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and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates for Class B Common Stock issuable upon such conversion.

          Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates representing the shares of Class A Common Stock shall have been surrendered to the Corporation and such notice shall have been received by the Corporation, and at such time all rights of the holder of such converted shares of Class A Common Stock (or a specified portion thereof) as such holder shall cease and the person in whose name or names any certificate or certificates for shares of Class B Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock issuable upon such conversion.

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock solely for the purpose of issue upon the conversion of Class A Common Stock, as herein provided, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Class B Common Stock issuable upon a conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The issuance of certificates for shares of Class B Common Stock upon conversions of shares of Class A Common Stock shall be made without charge to the holders of such shares of Class A Common Stock for any issuance tax in respect thereof, provided that the Corporation shall not be



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required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Class A Common Stock converted.

          3. VOTING RIGHTS. Each holder of Class A Common Stock shall be entitled to two (2) votes for each share of Class A Common Stock held by such shareholder on any matter on which shareholders of Common Stock are entitled to vote. Each holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held by such holder on any matter on which shareholders of Common Stock are entitled to vote. Consistent herewith, upon conversion of shares of Class A Common Stock to shares of Class B Common Stock, each share of Class B Common Stock shall only be entitled to one (1) vote.

     B. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law,


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and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other Class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for shares of stock of any other Class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting


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the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other
Class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of anyone series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.


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                                  ARTICLE V
                                INCORPORATOR

     The name and mailing address of the sole incorporator is as follows:

         Name                               Address

     Victor J. Galan               280 Jesus T. Pinero Avenue
                                   Hato Rey, Puerto Rico 00918


                                  ARTICLE VI
                              PREEMPTIVE RIGHTS

     No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.


                                  ARTICLE VII
                                   DIRECTORS

     A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed


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 pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

     B. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     C. NO CUMULATIVE VOTING. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.


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     D.   VACANCIES.  Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

     E. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

                                  ARTICLE VIII
                                     BYLAWS

     The Board of Directors or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by


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the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of the Bylaws of the Corporation which is inconsistent with Articles VII, VIII, IX, and X of this Certificate of Incorporation and which is not approved by the affirmative vote of two-thirds (2/3) of the members of the Corporation's Board of Directors then in office.

                                  ARTICLE IX
                     LIABILITY OF DIRECTORS AND OFFICERS

     The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the Commonwealth of Puerto Rico as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article IX shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that


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is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

                                  ARTICLE X
                                  AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, is thereafter approved by the holders of a majority as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VII, VIII, IX, and X hereof which is not approved by the affirmative vote of two-thirds (2/3) of the Corporation's Board of Directors then in office.